UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


 Current Report Pursuant to  Section  13 or 15(d) of the Securities and Exchange
                                   Act of 1934


                       Date of Report: September 29, 2000


                           FIRST BANKING CENTER, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    WISCONSIN
                            (State of Incorporation)


                   0-11132                   39-1391327
             (Commission File No.) (IRS Employer Identification No.)


                    400 Milwaukee Ave., Burlington, WI 53105
                    (Address of principal executive offices)


                                      53105
                                   (Zip Code)

                                 (262) 763-3581
              (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

At its board meeting on September 11, 2000 the Board of Directors of First Banking Center, Inc. engaged the accounting firm of McGladrey & Pullen, LLP as independent accountants for the Registrant beginning September 25, 2000. The work of Virchow Krause & Company, LLP was terminated on September 25, 2000 after the Form 10-Q reports for March 31 and June 30, 2000 were filed with the SEC.

During the two most recent fiscal years, quarterly periods ending March 31 and June 30, 2000, and interim period subsequent to June 30, 2000, there have been no disagreements with Virchow Krause & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Virchow Krause & Company, LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has requested that Virchow Krause & Company, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above. A copy of Virchow Krause & Company, LLP's letter, dated September 27, 2000 is filed as Exhibit 1 to the Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, State of Wisconsin, on September 29, 2000


First Banking Center, Inc.
    By:




Brantly Chappell
Chief Executive Officer

EXHIBIT 1

September 27, 2000



Securities and Exchange Commission
Washington, D.C. 20549

Gentleman:

We were previously principal accountants for First Banking Center, Inc. and on January 13, 2000, we reported on the consolidated financial statements of First Banking Center, Inc. and Subsidiary as of and for the three years ended December 31, 1999. On September 25, 2000, we were dismissed as principal accountants of First Banking Center, Inc. We have read First Banking Center, Inc.'s statements included under Item 4 of its Form 8-K for September 29, 2000, and we agree with such statements.

Very truly yours,



VIRCHOW, KRAUSE & COMPANY, LLP